DATED THIS AT 1ST OF MAY 2020

BETWEEN

TOGA LIMITED, a NEVADA
Corporation (Entity Number
NV20181494063) and its Subsidiaries

AND

SUBTLE ENERGY SCIENCES LLC
(COMPANY NO.: 201401151172970)

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SUPPLIER AGREEMENT

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SUPPLIER AGREEMENT

This SUPPLIER AGREEMENT (hereinafter referred as the "**Agreement**" is made and effective on May 1, 2020.

BETWEEN: **TOGA LIMITED**, a Nevada corporation (Entity No.: NV20181494063), with an. address of 2575 McCabe Way, Irvine, CA 92614, USA, and all of its subsidiary companies whether wholly or partially owned by TOGA LIMITED (hereinafter collectively referred to as the "**Company**");

AND: **SUBTLE ENERGY SCIENCES LLC** (Company No.: 201401151172970), with an address of 327 Miller Street, Madison, IN, 47250, USA, (hereinafter referred to as the "**Producer**")

(The Company and the Producer shall hereinafter be collectively referred as "Parties" and individually as "Party", where the context so requires.)

WHEREAS

A. The Company is responsible for the operation of multiple website and mobile applications (hereinafter collectively referred to as "TOGA Apps") which provides services and features, amongst others include messaging, beauty camera, marketplace and social media to its user. The Company has full capacity, power and authority to enter into this Agreement and to carry out, perform and observe all terms and conditions of this Agreement.

B. The Producer is a company in the USA that provides Quantum Resonance Technology which is a form of energy technology that uses digital images, audio, and video to broadcast (via energetic transmission) life-enhancing vibration and information through electronic devices.

C. The Producer is willing and able to grant exclusive licensing rights to a product manufactured by Producer named "Immunity", which includes advanced Quantum Resonance Technology featured with wellness functions, based on the terms set forth herein.

D. The Producer agrees and acknowledges to provide the Company exclusive world-wide right to "Immunity", as further defined in this Agreement.

E. The Company desires to obtain said exclusive right to publish and/or market "Immunity" in the TOGA Apps, wherein the Parties have agreed to enter into this Agreement to effectuate the aforesaid purpose.

In consideration of the matters described above, and the mutual benefits and obligations set forth in this Agreement, the Parties agree as follows:

1. Definition

1.1 **"Agreement"** means the agreement entered into by the Company and the Producer incorporating these Terms and Conditions which shall govern the Supplier Service;

1.2 **"Business Day"** means, any day (other than Saturday or Sunday) on which ordinary banks are open for their full range of normal business in Malaysia and other country, whichever is applicable;

1.3 **"Company"** means **TOGA LIMITED**, a Nevada corporation (Entity No.: NV20181494063), with an address of 2575 McCabe Way, Irvine, CA 92614, USA, and all of its subsidiary companies whether wholly or partially owned by TOGA LIMITED;

1.4 **"Confidential Information"** means, in relation to either Party, information which is disclosed to that Party by the other Party pursuant to or in connection with the Agreement (whether orally or in writing or any other medium, and whether or not the information is expressly stated to be confidential or marked as such);

1.5 **"Producer"** mean Subtle Energy Sciences LLC (Company No.: 201401151172970), with an address of 327 Miller Street, Madison, IN, 47250, USA; and

1.6 **"Territory"** mean and includes the entire world.

2. Product

2.1 During the term of this Agreement, Producer agrees to deliver to Company the Exclusive Advanced Quantum Resonance Technology App identified as "Immunity". Hereinafter referred as "**Product**").

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2.2 The Product is solely embedded with energetic signatures to boost the immune system and nullify the effects from viruses which include Corona Virus and unhealthy bacteria.

2.3 Each program within this Product shall include, but is not limit to: the digital files which includes video with audio for 20 minutes, digital image in phone size wallpaper and digital audio for 20 minutes.

2.4 Upon delivery of the Product to Company, Company is permitted to test the Product in an effort to validate the Product by a relevant, proper and detailed scientific study. Producer agrees to assist in these efforts if requested by Company. Producer agrees it will submit and deliver a scientific research report related to the Product within thirty (30) days after the delivery of the Product to Company.

2.5 Notwithstanding anything to the contrary in this Agreement, the Parties hereby agree and acknowledge that the delivery of the scientific report shall be read together with the Mutual Agreement duly executed between the Company and Dr. Anura Gnanasothi Kandasamy (NRIC No: 740502-14-5394) (the "Dr. Anura"), whereas Dr. Anura represents as an agent of Producer for the purpose of this Agreement.

2.6 Producer agrees to share with the Company, the appropriate data regarding the Product including but not limited to research results, clinical and laboratory projects, published research articles or papers, and subject Product licenses or registrations with government agencies, if any.

2.7 In regards to the Product, Producer agrees to allow the Company to state "The Product is Exclusively developed for and powered by TOGA LIMITED."

3. Grant of Exclusive Right

3.1 The rights grant by the Producer to the Company is an exclusive right to publish and/or market the Product throughout the Territory. The Producer shall not independently advertise, solicit and sell the Product, and/or sell the Product to third party(s) throughout the Territory.

3.2 In the event Producer is found to have advertised the Product, solicited the Product for sale, made the Product available for sale, and/or sold the Product to a third party, without first obtaining mutual written consent from Company, the Company is entitled to claim for loss/damages suffered and/or commence legal action against the Producer.

4. Delivery

4.1 The Producer agrees Dr. Anura will deliver the Product to the Company upon mutual execution of this Agreement and upon satisfaction of the Company's payment to Producer as outlined in Section 5.2 below.

4.2 The Producer will be deemed to have completed its delivery obligations once possession of the Product data file has been transferred to Company.

5. Payment

5.1 The Product development fee shall be quoted and payable in U.S. dollars to the Producer at the address specified on the quotation/invoice. Unless otherwise agreed by the Parties in writing, payment shall be made by the Company by check or wire transfer to a designated and nominated bank provided by the Producer.

5.2 In full consideration of the Product and the performance of the terms and conditions herein, the Company shall pay to the Producer the sum of thirty thousand dollars US ($30,000.00) (hereinafter referred as "**Consideration**").

5.3 The Parties agree that payment in full must be transferred to Producer upon execution of this Agreement at which time, Producer/Dr. Anura will deliver said Product to Company.

5.4 Producer acknowledges and agrees that the Consideration shall be total consideration entitled pursuant to this Agreement and the Company shall have no further obligations towards the Producer for any other consideration to or expenses or cost incurred by the Producer in completing the delivery of the Product under this Agreement except as otherwise stipulated.

6. **Compensation**

6.1 In accordance with Section 3 of this Agreement, the Producer agrees and acknowledges it is granting the exclusive right of the Product to the Company only. Otherwise, the Company reserves the right to claim for damages from the Producer.

6.2 In the event that Producer fails to deliver the Product within the specified period of time pursuant to Section 4 of this Agreement, the Company shall reserve the right to claim for compensation from the Producer or whichever deemed reasonable.

7. **Parties' Relationship**

7.1 Nothing in the Agreement shall constitute or be deemed to constitute a partnership, joint venture, agency or other fiduciary relationship between the Parties other than the contractual relationship expressly provided for in the Agreement.

8 **Liability and Indemnity**

8.1 The Producer shall indemnify the Company against all damages, costs, claims and expenses incurred by it arising from loss or damage to any equipment (including that of third parties) caused by the Producer or its agents or employees.

8.2 The Company shall not be liable to the Client or be deemed to be in breach of the Agreement by reason of any delay in performing, or any failure to perform, any of the Company's obligations if the delay or failure was due to any cause beyond the Company's reasonable control.

8.3 The Producer shall now be liable to the Company or be deemed to be in breach of the Agreement by reason on any delay in performing, or any failure to perform, any of the Producer's obligations, if the delay or failure was due to any cause beyond the Producer's reasonable control.

9 **Confidentiality**

9.1 The Parties shall keep the terms and conditions of this Agreement confidential and proprietary among the Parties and/or their affiliates and shall not use any of this proprietary information for its personal benefit at any time.

9.2 The receiving party shall hold in confidence all Confidential Information disclosed by the disclosing party to the receiving party.

9.3 The receiving party may only use the Confidential Information according to the terms of this Agreement and solely to for the purpose herein.

9.4 The Parties may not disclose Confidential Information to any third party, except to the extent permitted by this Agreement, when consented in writing between the Parties or required by law. The abovesaid clauses shall remain in full force and effect even after termination of the Agreement by its natural termination or the early termination by either Party.

10 Termination

10.1 This Agreement shall come into force on a commencement date to be agreed and shall continue for an agreed term from that date, subject to the provisions of this Clause 11.

10.2 This Agreement may be terminated as follows:

i) At any time by either Party upon written notice to the other party;

ii) By the Company due to Producer's breach of the Agreement, insolvency, bankruptcy, liquidation, death or disability; or

iii) By Producer due to the Company's breach of the Agreement, insolvency, bankruptcy, or liquidation.

10.3 The exclusive right of the Company in regards to the Product shall remain in full force and effect even after termination of the Agreement by its natural termination or the early termination by either party.

11 Waiver

11.1 No failure or delay by either Party in exercising any of its rights under the Agreement shall be deemed to be a waiver of that right, and no waiver by either Party of a breach of any provision of the Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other provision.

12 Further Assurance

12.1 Each Party shall execute and do all such further deeds, documents and things as may be necessary to carry the provisions of the Agreement into full force and effect.

13 Set-Off

13.1 Neither Party shall be entitled to set-off any sums in any manner from payments due or sums received in respect of any claim under the Agreement or any other agreement at any time.

14 Assignment and Sub-Contracting

14.1 The Agreement is personal to the Parties. Neither Party may assign, mortgage, charge (otherwise than by floating charge) or sub-licence or otherwise delegate any of its rights thereunder, or sub-contract or otherwise delegate any of its obligations thereunder without the written consent of the other Party, such consent not to be unreasonably withheld.

15 Time

15.1 Time wherever mentioned shall be of the essence of this Agreement.

16 Notices

16.1 All notices under the Agreement shall be in writing and be deemed duly given if signed by, or on behalf of, a duly authorized officer of the Party giving the notice.

16.2 Notices shall be deemed to have been duly given:

a) when delivered, if delivered by courier or other messenger (including registered mail) during normal business hours of the recipient;

b) when sent, if transmitted by facsimile or e-mail and a successful transmission report or return receipt is generated;

c) on the fifth business day following mailing, if mailed by national ordinary mail, postage prepaid; or

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d) on the tenth business day following mailing, if mailed by airmail, postage prepaid.

16.3 In each case notices shall be addressed to the most recent address, e-mail address, or facsimile number notified to the other Party.

17 Prevail

17.1 The agreement shall be prepared and executed in English and if translated into a language other than English for any purpose, the English version shall in all events prevail and be paramount in the event of any differences, questions or disputes concerning the meaning, form, validity, or interpretation of this Agreement.

18 Entire Agreement

18.1 The Agreement contains the entire agreement between the Parties with respect to its subject matter and may not be modified except by an instrument in writing signed by the duly authorized representatives of the Parties.

18.2 Each Party acknowledges that, in entering into the Agreement, it does not rely on any representation, warranty or other provision except as expressly provided in the Agreement, and all conditions, warranties or other terms implied by statute or common law are excluded to the fullest extent permitted by law.

19 Severance

19.1 In the event that one or more of the provisions of the Agreement is found to be unlawful, invalid or otherwise unenforceable, that / those provision(s) shall be deemed severed from the remainder of the Agreement. The remainder of the Agreement shall be valid and enforceable.

20 Legal Fees

20.1 In the event of a dispute resulting in legal action, the successful party will be entitled to its legal fees, including, but not limited to its attorneys' fees.

21 Governing Law and Jurisdiction

21.1 The Parties agree that this Agreement shall be governed by the laws of the United States of America and the State of California. The Parties agree the proper venue for any legal action pertaining to this Agreements shall be in the State of California, County of Orange.

22 Force Majeure

22.1 No Party to the Agreement shall be liable for any failure or delay in performing their obligations where such failure or delay results from any cause that is beyond the reasonable control of that Party. Such causes include, but are not limited to: power failure, internet service provider failure, industrial action, civil unrest, fire, flood, storms, earthquakes, acts of terrorism, acts of war, governmental action or any other event that is beyond the control of the Party in question.

22.2 In the event that a Party to the Agreement cannot perform their obligations thereunder as a result of force majeure, the other Party may at its discretion terminate the Agreement by written notice. In the event of such termination, the Parties shall agree upon a fair and reasonable payment for all services rendered up to the date of termination. Such payment shall take into account any prior contractual commitments entered into in reliance on the performance of the Agreement.

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IN WITNESS WHEREOF the Parties hereto have hereunto caused this Agreement to be executed as the day and year first above written.

Signed for and on behalf of)
TOGA LIMITED, a Nevada Corp.)
(Entity No.: NV20181494063))
)

....
Name STEVE TAN SEE KUY
NRIC/Passport No. 571005-10-6111
Designation G.M :

Witness by,

....
Name: MOO ZI WEI

Signed for)
SUBTLE ENERGY SCIENCES LLC)
(Company No.: 201401151172970))
)
)

....
Name : Eric W. Thompson
NRIC/Passport No. : N/A
Designation : Founder/Director

Witness by,

....
Name: Dr. Anura G. Kandasamy